UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K/A
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 17, 2015, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture (the “Q&C Hotel Property JV”) between the Company’s indirect wholly owned subsidiary and EH Q&C, LLC (the “JV Partner”), acquired a 196-room hotel in New Orleans, Louisiana (the “Q&C Hotel”). The Q&C Hotel is directly owned by a wholly owned subsidiary of the Q&C Hotel Property JV. Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor. The Company hereby amends the Form 8-K dated December 17, 2015 to provide the required financial information related to Q&C Hotel Property JV’s acquisition of the Q&C Hotel.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Business Acquired. The audited balance sheets of AGRE NV Q&C Property Owner, LLC as of September 30, 2015 and December 31, 2014 and the related audited statements of operations, statements of owner’s net equity and statements of cash flows for the nine months ended September 30, 2015 and year ended December 31, 2014 are attached hereto as Exhibit 99.1 and are included herein.

(b)
Pro Forma Financial Information. The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2015, and the unaudited pro forma consolidated statements of operations of the Company for the nine months ended September 30, 2015 and the year ended December 31, 2014 are attached hereto as Exhibit 99.2 and are included herein.

(d)	Exhibits

Ex.	Description

99.1	AGRE NV Q&C Property Owner, LLC Financial Statements Nine Months Ended September 30, 2015 and Year Ended December 31, 2014 With Report of Independent Auditors

99.2
KBS Strategic Opportunity REIT II’s Unaudited Pro Forma Consolidated Financial Statements as of September 30, 2015, and for the nine months ended September 30, 2015 and the year ended December 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: February 9, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary